EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement Nos. 333-131366, 333-42747, 333-75420, 333-75422, 333-39690, 333-42753, 333-00537, 033-60169, 033-69922 and 033-33373 on Form S-8 of our report dated September 12, 2007, relating to the consolidated financial statements and financial statement schedule of Datascope Corp. (which report expressed an unqualified opinion and included an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment, SFAS No. 158, Employers’ Accounting for Defined Pension and Other Postretirement Plans, and the provisions of United States Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements ), and of our report dated September 12, 2007, relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Datascope Corp. for the year ended June 30, 2007.
/s/ Deloitte & Touche LLP
Parsippany, New Jersey
September 12, 2007